FINANCIAL HIGHLIGHTS - 2006

•
2006 earnings of $33.3 million, or $1.79 per diluted share, an increase of 9.9% and 7.8%, respectively, over 2005. Fourth quarter earnings totaled $8.8 million, or $.48 per diluted share compared to $7.5 million, or $.40 per diluted share for the same period in 2005.

•	Strong growth in operating revenuse led by an 8.3% improvement in net interest income and a 13.0% increase in noninterest income.

•	Improvement in net interest margin as reflected by a 26 basis point increase over 2005 - net interest margin of 5.35% significantly exceeds peer group.

•	Continued Strong credit quality as reflected by a nonperforming asset ratio of .44% and an annualized net charge-off ratio of .11%

•	Well-capitalized with a risk based capital ratio of 14.95%.

	Three Months Ended			Twelve Months Ended
	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Dec 31,
(Dollars in thousands, except per share data)	2006	2006	2005	2006	2005
EARNINGS
Net Income	$8,850	8,680	7,459	33,265	30,281
Diluted Earnings Per Common Share	0.48	0.47	0.40	1.79	1.66
PERFORMANCE
Return on Average Equity	10.84%	10.83	9.67	10.48	10.56
Return on Average Assets	1.37	1.35	1.14	1.29	1.22
Net Interest Margin	5.35	5.45	5.16	5.35	5.09
Noninterest Income as % of Operating Revenue	32.71	31.88	30.68	31.81	30.91
Efficiency Ratio	63.99	64.35	65.22	65.42	64.79
CAPITAL ADEQUACY
Tier 1 Capital Ratio	14.00%	13.76	12.61	14.00	12.61
Total Capital Ratio	14.95	14.72	13.56	14.95	13.56
Leverage Ratio	11.30	11.26	10.27	11.30	10.27
Equity to Assets	12.15	12.47	11.66	12.15	11.66

	Three Months Ended			Twelve Months Ended
	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Dec 31,
(Dollars in thousands, except per share data)	2006	2006	2005	2006	2005
ASSET QUALITY
Allowance as % of Non-Performing Loans	214.09%	269.35	331.11	214.09	331.11
Allowance as a % of Loans	0.86	0.86	0.84	0.86	0.84
Net Charge-Offs as % of Average Loans	0.11	0.13	0.26	0.11	0.13
Nonperforming Assets as % of Loans and ORE	0.44	0.34	0.27	0.44	0.27
STOCK PERFORMANCE
High	$35.98	33.25	39.33	37.97	39.33
Low	30.14	29.87	33.21	29.51	28.02
Close	$35.30	31.10	34.29	35.30	34.29
Average Daily Trading Volume	19,826	19,185	15,266	20,449	19,493

Capital City Bank Group, Inc. (NASDAQ: CCBG) reported earnings for the year ended 2006 totaling $33.3 million, or $1.79 per diluted share. This compares to $30.3 million or $1.66 per diluted share in 2005. Results in 2006 reflect the acquisition of First National Bank of Alachua in May 2005. Earnings increased 9.9% and 7.8% on a dollar and per diluted share basis, respectively. For the fourth quarter of 2006, earnings totaled $8.8 million, or $.48 per diluted share. This compares to $7.5 million or $.40 per diluted share for the fourth quarter of 2005. For the year 2006, the Return on Average Assets was 1.29% and the Return on Average Equity was 10.48%, compared to 1.22% and 10.56%, respectively, for 2005.

The increase in earnings for the year was attributable to an increase in operating revenues (net interest income plus noninterest income) of $15.5 million and a reduction in the loan loss provision of $548,000, partially offset by an increase in noninterest expense of $11.8 million and income taxes of $1.3 million. The increase in operating revenues is reflective of an 8.3% increase in net interest income and a 13.0% increase in noninterest income.

Earnings for the fourth quarter 2006 increased due to an increase in operating revenue of $1.7 million and a decrease in the loan loss provision of $873,000, partially offset by an increase in noninterest expense of $642,000 and income taxes of $538,000. The increase in operating revenues is due to a 1.0% increase in net interest income and a 10.9% increase in noninterest income. A 19 basis point improvement in the net interest margin drove the improvement in net interest income while higher deposit fees, retail brokerage fees, and card processing fees were the primary reasons for the improvement in noninterest income. The lower loan loss provision is reflective of a lower level of required reserves. The higher expense level is primarily attributable to higher compensation, primarily higher associate salaries reflective of merit and market salary increases and new associates added during 2006.

William G. Smith, Jr., Chairman, President and CEO, stated, “Capital City enjoyed another record year, and we enter 2007 with a good deal of confidence. Our diverse markets offer many growth opportunities and we have four new offices scheduled to come on-line during 2007. Our strategy is well-defined and our associates continue to focus on achieving our goal of earning $50 million in 2010.”

Tax equivalent net interest income in 2006 increased $9.7 million, or 8.8% over 2005 due to improvement in the net interest margin. The full year net interest margin of 5.35% increased 26 basis points from the comparable period in 2005, attributable to a 96 basis point improvement in earning asset yields partially offset by the higher cost of funds of 70 basis points. The higher rate environment resulted in a favorable re-pricing spread on existing earning assets and higher yield on new loan production, which was partially offset by a decrease in earning asset volume.

Provision for loan losses of $2.0 million for the year was $548,000 lower than 2005 due to a lower level of required reserves, Net charge-offs totaled $2.1 million, or .11%, of average loans for 2006 compared to $2.5 million, or .13%, for 2005. At year-end, the allowance for loan losses was .86% of outstanding loans and provided coverage of 214% of nonperforming loans.

Noninterest income increased $6.4 million, or 13.0%, over 2005 primarily due to higher deposit fees, retail brokerage fees, and card processing fees. The increase in deposit fees is due to the growth in deposit accounts reflective of strong deposit growth that has resulted from the Company’s “Absolutely Free" checking products. The improvement in retail brokerage fees is due to an increase in the sales force, which has increased production. Card processing fees were driven higher by increased transaction volume for merchant services and increased bank card activity.

Noninterest expense grew by $11.8 million, or 10.7%, over 2005. Higher expense for compensation, occupancy, intangible amortization, and interchange fees were the primary reasons for the increase. The increase in compensation, occupancy, and intangible amortization are primarily reflective of the mid-2005 acquisition of First National Bank of Alachua. The increase in interchange fees was driven by higher transaction volume for merchant services and increase bank card activity.

Average earning assets for the fourth quarter decreased $40.9 million, or 1.80%, over the comparable quarter in 2005. The decrease in earning assets is primarily reflective of a decrease in average loans reflective of higher principal pay-downs and loan pay-offs, and lower new loan production.

Nonperforming assets of $8.7 million increased from the comparable period of 2005 by $3.2 million. The increase in the level of nonperforming assets is due to an increase in non-accrual loans. Despite the increase in non-accrual loans, there was a net reduction in the level of required reserves for these assets due to the resolution of several loans and strong collateral valuations for new loans added during the year. Nonperforming assets represented .44% of loans and other real estate at the end of the fourth quarter compared to .27% for the same period in 2005.

Average total deposits increased $4.4 million, or .22%, from the fourth quarter of 2005 driven by an $80.7 million increase in transaction accounts, partially offset by a $21.4 million decrease in savings deposits and $54.9 million decrease in certificates of deposit. The increase in transaction accounts is reflective of growth in balances related to “Absolutely Free” deposit products, and the Company’s Cash Power money market account products.

The Company had approximately $26.1 million in average net overnight funds sold for the fourth quarter of 2006 as compared to $5.7 million in average net overnight funds purchased in the fourth quarter of 2005. The improvement is due primarily to the aforementioned deposit growth and an overall reduction in the loan portfolio.

About Capital City Bank Group, Inc.
Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest financial services companies headquartered in Florida and has approximately $2.6 billion in assets. The Company provides a full range of banking services, including traditional deposit and credit services, asset management, trust, mortgage banking, merchant services, bankcards, data processing and securities brokerage services. The Company's bank subsidiary, Capital City Bank, was founded in 1895 and now has 69 banking offices, four mortgage lending offices, and 80 ATMs in Florida, Georgia and Alabama. In 2006, Mergent, Inc., a leading provider of information on publicly traded companies, named the Company as a Dividend Achiever. To be named a Dividend Achiever, a public company must have increased its regular cash dividends for at least 10 consecutive years. Of all publicly traded U.S. companies that pay dividends, less than three percent made this list. Capital City Bank Group, Inc. was also named to this list in 2005. For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS
Forward-looking statements in this press release are based on current plans and expectations that are subject to uncertainties and risks, which could cause our future results to differ materially. The following factors, among others, could cause our actual results to differ: our ability to integrate acquisitions; the strength of the U.S. economy and the local economies where we conduct operations; harsh weather conditions; fluctuations in inflation, interest rates, or monetary policies; changes in the stock market and other capital and real estate markets; legislative or regulatory changes; customer acceptance of third-party products and services; increased competition and its effect on pricing; technological changes; changes in consumer spending and savings habits; our growth and profitability; changes in accounting; and our ability to manage the risks involved in the foregoing. Additional factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and our other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov). Forward-looking statements in this press release speak only as of the date of the press release, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ.

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
Unaudited

	2006					2005	Twelve Months Ended
	Fourth		Third	Second	First	Fourth	December 31,
(Dollars in thousands, except per share data)	Quarter		Quarter	Quarter	Quarter	Quarter	2006	2005

INTEREST INCOME
Interest and Fees on Loans		$40,096	$40,260	38,967	37,343	36,990	156,666	133,268
Investment Securities		1,928	1,914	1,816	1,530	1,437	7,188	5,794
Funds Sold		576	338	586	539	353	2,039	991
Total Interest Income		42,600	42,512	41,369	39,412	38,780	165,893	140,053

INTEREST EXPENSE
Deposits		10,830	9,985	8,716	7,722	6,727	37,253	21,134
Short-Term Borrowings		722	753	776	824	979	3,075	2,854
Subordinated Notes Payable		936	936	926	926	942	3,725	2,981
Other Long-Term Borrowings		515	615	764	810	822	2,704	3,094
Total Interest Expense		13,003	12,289	11,182	10,282	9,470	46,757	30,063
Net Interest Income		29,597	30,223	30,187	29,130	29,310	119,136	109,990
Provision for Loan Losses		460	711	121	667	1,333	1,959	2,507
Net Interest Income after Provision for Loan Losses		29,137	29,512	30,066	28,463	27,977	117,177	107,483

NONINTEREST INCOME
Service Charges on Deposit Accounts		6,394	6,450	6,096	5,680	5,722	24,620	20,740
Data Processing		709	674	703	637	693	2,723	2,610
Asset Management Fees		1,180	1,215	1,155	1,050	1,244	4,600	4,419
Retail Brokerage Fees		586	520	502	483	404	2,091	1,321
Gain on Sale of Investment Securities		-	-	(4)	-	-	(4)	9
Mortgage Banking Revenues		787	824	903	721	956	3,235	4,072
Merchant Fees		1,694	1,766	1,793	1,725	1,522	6,978	6,174
Interchange Fees		845	797	788	675	631	3,105	2,239
ATM/Debit Card Fees		658	635	627	599	582	2,519	2,206
Other		1,532	1,263	1,440	1,475	1,220	5,710	5,408
Total Noninterest Income		14,385	14,144	14,003	13,045	12,974	55,577	49,198

NONINTEREST EXPENSE
Salaries and Associate Benefits		14,943	15,278	15,204	15,430	13,894	60,855	53,687
Occupancy, Net		2,460	2,354	2,358	2,223	2,202	9,395	8,293
Furniture and Equipment		2,259	2,491	2,661	2,500	2,381	9,911	8,970
Intangible Amortization		1,484	1,536	1,536	1,530	1,518	6,085	5,440
Other		8,838	8,763	9,311	8,409	9,347	35,322	33,424
Total Noninterest Expense		29,984	30,422	31,070	30,092	29,342	121,568	109,814

OPERATING PROFIT		13,538	13,234	12,999	11,416	11,609	51,186	46,867
Provision for Income Taxes		4,688	4,554	4,684	3,995	4,150	17,921	16,586
NET INCOME		$8,850	$8,680	8,315	7,421	7,459	33,265	30,281

PER SHARE DATA
Basic Earnings		$0.48	$0.47	0.44	0.40	0.40	1.79	1.66
Diluted Earnings		0.48	0.47	0.44	0.40	0.40	1.79	1.66
Cash Dividends		0.175	0.163	0.163	0.163	0.163	0.663	0.619
AVERAGE SHARES
Basic		18,525	18,530	18,633	18,652	18,624	18,585	18,264
Diluted		18,569	18,565	18,653	18,665	18,654	18,610	18,281

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

	2006					2005
		Fourth	Third	Second	First	Fourth
(Dollars in thousands, except per share data)		Quarter	Quarter	Quarter	Quarter	Quarter

ASSETS
Cash and Due From Banks		$98,769	100,781	103,078	104,486	105,195
Funds Sold and Interest Bearing Deposits		78,795	35,631	126,210	110,604	61,164
Total Cash and Cash Equivalents		177,564	136,412	229,288	215,090	166,359

Investment Securities, Available-for-Sale		191,894	190,617	191,232	180,760	171,019
Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural		229,327	218,442	220,345	223,310	232,294
Real Estate - Construction		179,072	183,238	180,049	172,317	160,914
Real Estate - Commercial		643,885	647,302	672,881	679,948	704,881
Real Estate - Residential		524,301	529,087	536,346	543,373	531,653
Real Estate - Home Equity		173,597	174,577	171,835	163,189	165,336
Consumer		234,596	237,069	238,381	240,921	242,481
Credit Card		-	-	-	-	-
Other Loans		11,837	14,521	29,784	26,951	26,346
Overdrafts		3,106	5,223	3,239	4,647	3,589
Total Loans, Net of Unearned Interest		1,999,721	2,009,459	2,052,860	2,054,656	2,067,494
Allowance for Loan Losses		(17,217)	(17,311)	(17,264)	(17,279)	(17,410)
Loans, Net		1,982,504	1,992,148	2,035,596	2,037,377	2,050,084

Premises and Equipment, Net		86,538	84,915	81,407	76,693	73,818
Intangible Assets		104,402	105,886	107,422	108,958	110,451
Other Assets		55,008	48,895	52,541	55,841	53,731
Total Other Assets		245,948	239,696	241,370	241,492	238,000

Total Assets		$2,597,910	2,558,873	2,697,486	2,674,719	2,625,462

LIABILITIES
Deposits:
Noninterest Bearing Deposits		$490,014	506,331	572,549	562,140	559,492
NOW Accounts		599,433	533,549	555,350	518,024	520,878
Money Market Accounts		384,568	387,906	377,958	369,416	331,094
Regular Savings Accounts		125,500	129,884	135,330	137,780	144,296
Certificates of Deposit		482,139	491,569	512,672	521,796	523,586
Total Deposits		2,081,654	2,049,239	2,153,859	2,109,156	2,079,346

Short-Term Borrowings		65,023	54,171	77,571	89,105	82,973
Subordinated Notes Payable		62,887	62,887	62,887	62,887	62,887
Other Long-Term Borrowings		43,083	43,701	63,022	68,764	69,630
Other Liabilities		29,493	29,833	28,403	33,744	24,850

Total Liabilities		2,282,140	2,239,831	2,385,742	2,363,656	2,319,686

SHAREOWNERS' EQUITY
Common Stock		185	185	185	187	186
Additional Paid-In Capital		80,654	80,938	80,272	84,291	83,304
Retained Earnings		243,242	238,870	233,201	227,920	223,532
Accumulated Other Comprehensive Loss, Net of Tax		(8,311)	(951)	(1,914)	(1,335)	(1,246)

Total Shareowners' Equity		315,770	319,042	311,744	311,063	305,776

Total Liabilities and Shareowners' Equity		$2,597,910	2,558,873	2,697,486	2,674,719	2,625,462

OTHER BALANCE SHEET DATA
Earning Assets		$2,270,410	2,235,707	2,370,302	2,346,020	2,299,677
Intangible Assets
Goodwill		84,811	84,811	84,811	84,811	84,828
Deposit Base		18,221	19,632	21,042	22,453	23,864
Other		1,370	1,443	1,569	1,694	1,759
Interest Bearing Liabilities		1,762,633	1,703,667	1,784,790	1,767,772	1,735,344

Book Value Per Diluted Share		$17.01	17.18	16.81	16.65	16.39
Tangible Book Value Per Diluted Share		11.39	11.48	11.01	10.82	10.47
				18,530
Actual Basic Shares Outstanding		18,518	18,532	18,530	18,667	18,632
Actual Diluted Shares Outstanding		18,562	18,567	18,550	18,680	18,662

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND NONPERFORMING ASSETS
Unaudited

	2006					2005
		Fourth	Third	Second	First	Fourth
(Dollars in thousands)		Quarter	Quarter	Quarter	Quarter	Quarter

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period		$17,311	17,264	17,279	17,410	17,424
Provision for Loan Losses		460	711	121	667	1,333
Net Charge-Offs		554	664	136	798	1,347

Balance at End of Period		$17,217	17,311	17,264	17,279	17,410
As a % of Loans		0.86%	0.86%	0.84	0.84	0.84
As a % of Nonperforming Loans		214.09	269.35	325.80	330.70	331.11
As a % of Nonperforming Assets		197.19	253.79	299.72	298.27	313.69

CHARGE-OFFS
Commercial, Financial and Agricultural		$81	294	144	322	745
Real Estate - Construction		-	-	-	-	-
Real Estate - Commercial		54	-	-	291	245
Real Estate - Residential		154	81	23	22	145
Consumer		787	690	448	591	575

Total Charge-Offs		$1,076	1,065	615	1,226	1,710

RECOVERIES
Commercial, Financial and Agricultural		$77	43	63	62	30
Real Estate - Construction		-	-	-	-	-
Real Estate - Commercial		9	4	2	3	1
Real Estate - Residential		1	2	2	7	1
Consumer		435	352	412	356	331

Total Recoveries		$522	401	479	428	363

NET CHARGE-OFFS		$554	664	136	798	1,347

Net Charge-Offs as a % of Average Loans (1)		0.11%	0.13%	0.03	0.16	0.26

RISK ELEMENT ASSETS
Nonaccruing Loans		$8,042	6,427	5,299	5,225	5,258
Restructured		-	-	-	-	-
Total Nonperforming Loans		8,042	6,427	5,299	5,225	5,258
Other Real Estate		689	394	461	568	292
Total Nonperforming Assets		$8,731	6,821	5,760	5,793	5,550

Past Due Loans 90 Days or More		$135	300	205	367	309

Nonperforming Loans as a % of Loans		0.40%	0.32%	0.26	0.25	0.25
Nonperforming Assets as a % of
Loans and Other Real Estate		0.44	0.34	0.28	0.28	0.27
Nonperforming Assets as a % of Capital (2)		2.62	2.03	1.75	1.76	1.72

(1) Annualized

(2) Capital includes allowance for loan losses.

AVERAGE BALANCE AND INTEREST RATES (1)
Unaudited

	Fourth Quarter 2006			Third Quarter 2006			Second Quarter 2006			First Quarter 2006			Fourth Quarter 2005			Twelve Months Ended December 31, 2006			Twelve Months Ended December 31, 2005
	Average		Average	Average		Average	Average		Average	Average		Average	Average		Average	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS:
Loans, Net of Unearned Interest	$2,003,719	$40,296	7.98%	2,025,112	40,433	7.92	2,040,656	39,059	7.68	$2,048,642	$37,439	7.41%	2,062,775	37,112	7.14	$2,029,397	$157,227	7.75%	1,968,289	133,665	6.79

Investment Securities
Taxable Investment Securities	108,041	1,263	4.66	109,097	1,264	4.60	114,521	1,233	4.30	118,055	1,091	3.70	128,478	1,025	3.18	112,392	4,851	4.31	142,406	4,250	2.98
Tax-Exempt Investment Securities	82,568	1,020	4.94	81,409	999	4.90	74,862	895	4.78	59,368	674	4.54	55,481	632	4.55	74,634	3,588	4.81	49,252	2,369	4.81

Total Investment Securities	190,609	2,283	4.78	190,506	2,263	4.73	189,383	2,128	4.49	177,423	1,765	3.98	183,959	1,657	3.60	187,026	8,439	4.51	191,658	6,619	3.45

Funds Sold	43,738	576	5.15	25,540	338	5.19	48,778	586	4.75	49,602	539	4.36	32,276	353	4.28	41,854	2,039	4.81	27,725	991	3.53

Total Earning Assets	2,238,066	$43,155	7.65%	2,241,158	43,034	7.62	2,278,817	41,773	7.35	2,275,667	$39,743	7.08%	2,279,010	39,122	6.81	2,258,277	$167,705	7.42%	2,187,672	141,275	6.46

Cash and Due From Banks	94,449			96,969			99,830			109,907			114,650			100,237			105,787
Allowance For Loan Losses	(17,503)			(17,420)			(17,443)			(17,582)			(17,568)			(17,486)			(17,081)
Other Assets	242,345			239,448			241,886			236,466			231,505			240,050			210,355

Total Assets	$2,557,357			2,560,155			2,603,090			$2,604,458			2,607,597			$2,581,078			2,486,733

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$542,751	$2,522	1.84%	511,299	2,026	1.57	510,088	1,664	1.31	$510,270	1,446	1.15%	483,780	1,088	0.89	$518,671	$7,658	1.48%	430,601	2,868	0.67
Money Market Accounts	391,346	3,488	3.54	381,628	3,259	3.39	363,754	2,642	2.91	343,652	2,298	2.71	307,971	1,820	2.34	370,257	11,687	3.16	275,830	4,337	1.57
Savings Accounts	128,027	76	0.24	132,421	73	0.22	136,168	67	0.20	139,664	62	0.18	149,431	67	0.18	134,033	278	0.21	152,890	292	0.19
Time Deposits	484,807	4,744	3.88	504,121	4,627	3.64	518,679	4,343	3.36	521,966	3,916	3.04	539,695	3,752	2.76	507,283	17,630	3.48	550,821	13,637	2.48
Total Interest Bearing Deposits	1,546,931	10,830	2.78	1,529,469	9,985	2.59	1,528,689	8,716	2.29	1,515,552	7,722	2.07	1,480,877	6,727	1.80	1,530,244	37,253	2.43	1,410,142	21,134	1.50

Short-Term Borrowings	65,385	722	4.36	73,078	753	4.07	82,846	776	3.75	93,867	824	3.55	113,600	979	3.42	78,700	3,075	3.89	97,863	2,854	2.92
Subordinated Notes Payable	62,887	936	5.91	62,887	936	5.91	62,887	926	5.91	62,887	926	5.97	62,887	942	5.94	62,887	3,724	5.92	50,717	2,981	5.88
Other Long-Term Borrowings	43,453	515	4.71	52,367	615	4.66	63,597	764	4.82	69,966	810	4.70	71,224	822	4.58	57,260	2,704	4.72	70,216	3,094	4.41

Total Interest Bearing Liabilities	1,718,656	$13,003	3.00%	1,717,801	12,289	2.84	1,738,019	11,182	2.58	1,742,272	$10,282	2.39%	1,728,588	9,470	2.17	1,729,091	$46,756	2.70%	1,628,938	30,063	1.85

Noninterest Bearing Deposits	481,522			494,054			519,066			524,696			543,140			504,687			544,746
Other Liabilities	33,276			30,259			30,211			26,029			29,661			29,964			26,337

Total Liabilities	2,233,454			2,242,114			2,287,296			2,292,997			2,301,389			2,263,742			2,200,021

SHAREOWNERS' EQUITY:	$323,903			318,041			315,794			$311,461			306,208			$317,336			286,712

Total Liabilities and Shareowners' Equity	$2,557,357			2,560,155			2,603,090			$2,604,458			2,607,597			$2,581,078			2,486,733

Interest Rate Spread		$30,152	4.65%		30,745	4.78		30,591	4.77		$29,461	4.69%		29,652	4.64		$120,949	4.72%		111,212	4.61

Interest Income and Rate Earned (2)		$43,155	7.65		43,034	7.62		41,773	7.35		$39,743	7.08		39,122	6.81		$167,705	7.42		141,275	6.46
Interest Expense and Rate Paid (2)		13,003	2.30		12,289	2.17		11,182	1.97		10,282	1.83		9,470	1.65		46,756	2.07		30,063	1.37

Net Interest Margin		$30,152	5.35%		30,745	5.45		30,591	5.38		$29,461	5.25%		29,652	5.16		$120,949	5.35%		111,212	5.09